Exhibit 99.1

Ecoark Holdings and Zest Labs File $2 Billion Complaint Against Walmart

SAN JOSE, Calif. – August 1, 2018 – Zest Labs™, an AgTech company modernizing the post-harvest fresh food supply chain, today announced that it and Ecoark Holdings, Inc. (OTCQX: ZEST), its parent company, have filed a complaint against Walmart in the United States District Court for the Eastern District of Arkansas, Western Division. The complaint is for violation of the Arkansas Trade Secrets Act, violation of the federal Defend Trade Secrets Act, unfair competition, unjust enrichment, breach of contract, breach of the covenant of good faith and fair dealing, conversion and fraud. The damages at issue exceed $2 billion.

Zest Labs developed Zest Fresh, which is proven to significantly reduce field to shelf food waste while improving delivered freshness to consumers. The data and insights provided by Zest Fresh also help growers, food distributors and retailers reduce the $85 billion problem of fresh food waste.

Starting in 2015, Zest Labs engaged with Walmart to demonstrate the value of Zest Fresh to reduce waste and improve delivered shelf life consistency. During this time, Zest Labs’ proprietary information and trade secrets were shared with Walmart, including members of Walmart’s executive leadership team.

In March 2018, Walmart publicly announced that, after six months, it had developed Eden to “keep track of food freshness all the way from the farms to our stores” and to, “eliminate $2 billion in waste over the next five years.”

“We were surprised and concerned by how similar Walmart’s Eden description was to Zest Fresh,” said Peter Mehring, CEO of Zest Labs. “Like most innovative companies, we believe strongly in the need to protect our intellectual property, recognizing the importance of preserving the value for our shareholders and customers. Zest Labs challenged long held beliefs at most retailers by properly identifying the primary contributing factor to pre-consumer waste. We then defined and implemented a breakthrough, proactive approach to managing fresh food from the farm to the shelf, significantly reducing that waste.”

The case is Zest Labs, Inc. et. al. v Walmart, Inc. case number 4:18-cv-500-JM, in the United States District Court for the Eastern District of Arkansas, Western Division.

About Zest Labs

Zest Labs, a subsidiary of Ecoark Holdings, Inc., provides a growing suite of freshness management solutions that substantially improve quality consistency and drive sustainability for a wide range of clients. Zest Labs provides solutions to modernize the existing food distribution and delivery system by significantly increasing efficiency through continuous condition monitoring and real-time prescriptive analytics.

To learn more about Zest Labs, please click here. To watch a video about Zest Fresh, please click here.

About Ecoark Holdings Inc.

Founded in 2011, Ecoark is an AgTech company modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, distributors and retailers. The company's Zest Fresh™ solution, a breakthrough approach to quality management of post-harvest fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Through item-level monitoring and real-time predictive analytics, Zest Fresh enables customers to improve the freshness and quality of produce, realize substantial cost savings and reduce food waste. To learn more about Zest Fresh click here.

Forward Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning the business and possible or assumed future results of operations of Zest Labs; and statements concerning the ability of Zest Labs’ technology to improve delivered quality consistency, significantly reduce perishable food waste, drive sustainability, and increase efficiency in the industry. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: access to growth capital on favorable terms; adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact

Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Media Relations:

Greg Wood

Zeno Group for Zest Labs

650-801-7958

Greg.Wood@zenogroup.com